CONFIRMING STATEMENT

	This Statement confirms that the
undersigned, Francis X. Diebold, III, has authorized and designated each of Susan Hyde and Jasmine Moore, [Joseph Martell, Samuel Hood, Jessica Mijaro], signing singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Carey Institutional Properties Incorporated. The authority of Susan Hyde and Jasmine Moore, [Joseph Martell, Samuel Hood, Jessica Mijaro] under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Carey Institutional Properties Incorporated, unless earlier revoked in writing. The undersigned acknowledges that Susan Hyde and Jasmine Moore, [Joseph Martell, Samuel Hood, Jessica Mijaro] are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


/s/ Francis X. Diebold, III

Signature


Francis X. Diebold, III
Print Name

2/8/04

Date